UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

VendingData Corporation

(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 733-7195

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate governance and management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 21, 2004, VendingData Corporation (the “Company”) reported that Mr. H. Michael Jahnke, its Chief Operating Officer and Corporate Secretary, has departed. Mr. Philip F. Otto has been engaged by the Company as a consultant to assist the Company’s Board of Directors and Mr. Steven J. Blad, the Company’s Chief Executive Officer, President and Treasurer, during this transition period until a successor has been permanently assigned to perform Mr. Jahnke’s duties. Mr. Otto, former head of several Silicon Valley technology companies, will advise the Company in building the infrastructure and financial controls that will take the Company from its former status as a development stage company to a scalable operating entity. Most recently, Mr. Otto has provided financial, strategic and merger and acquisition advisory services to technology companies. Mr. Otto has also recently served as Chief Financial Officer, Chief Executive Officer and director of MedioStream, Inc, managing its operations in both Silicon Valley and Shanghai. From 1992-1997, Mr. Otto was chairman and Chief Executive Officer of NASDAQ-listed California Microwave, Inc.

Section 9 – financial statements and exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION (Registrant)

Date: October 26, 2004	By:	/s/ STEVEN J. BLAD
	Its:	Steven J. Blad Chief Executive Officer, President and Treasurer